SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

               Date of Report:  February 18, 1998
       (Date of earliest event reported) December 15, 1997


               BURGER KING LIMITED PARTNERSHIP III
      Exact Name of Registrant as Specified in its Charter


      New York                    0-288051              13-3178415
State or other jurisdiction      Commission            IRS Employer
  of incorporation               File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                       10285-2900
Address of principal executive offices                   Zip Code



Registrant's telephone number, including area code (212) 526-3237


Item 5. Other Events

As outlined in a proxy statement to Limited Partners dated November 12, 1997 (the "Proxy"), a Special Meeting of Limited Partners of Burger King Limited Partnership III (the "Partnership") was held on December 15, 1997 at 10 a.m. at which, pursuant to the terms of the Partnership Agreement, the Limited Partners had the right to disapprove of a proposed sale (the "Sale") of the Partnership's remaining twenty two restaurant properties. Limited Partners holding a majority in interest of the outstanding limited partnership units did not, by means of the Proxy, disapprove of the Sale and as a result, the General Partner pursued negotiations and completed the sale of the Partnership's Properties (see below). Reference is made to the definitive Proxy Statement filed with the Commission on November 12, 1997.


Item 2. Disposition of Assets

On December 19, 1997, the Partnership completed the sale of the Properties to U.S. Restaurant Properties Operating L. P. (the "Buyer"), an unaffiliated third party, for gross proceeds of $16,000,000. The selling price was determined by arms-length negotiations between the Partnership and the Buyer. After establishing a reserve for the payment of all outstanding liabilities and remaining general and administrative expenses of the Partnership, a liquidating distribution was made to the Limited Partners in the amount of $1,051.13 per Unit and the Partnership was dissolved effective December 31, 1997. For additional information regarding the Sale, reference is made to the Form 8-K filed with the Commission on December 9, 1997.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BURGER KING LIMITED PARTNERSHIP III

                              BY:  BK III RESTAURANTS INC.
                                   General Partner


Date: February 18, 1998       BY:  /s/Kenneth F. Boyle
                                   Name:  Kenneth F. Boyle
                                   Title: President and
                                          Chief Financial Officer